Exhibit 99.1

Consolidated Freightways Corporation

Consolidating Income Statements

For the Month Ended October 31, 2003

Unaudited

	Consolidated Freightways Corporation of Delaware	Consolidated Freightways Corporation	CF AirFreight Corporation	Leland James Service Corporation	Redwood Systems Inc.	CF MovesU Inc.	CFCD 2002 LLC	CFCD 2002 Member LLC	CFCD 2002A LLC	CFCD 2002A Member LLC	CFC
Revenue—Customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue—Affiliates	—	—	—	—	—	—	—	—	—	—	—

Total Revenue	—	—	—	—	—	—	—	—	—	—	—

Operating Expenses	1,037,274	—	14,298	—	—	26	—	—	—	—	1,051,598
Salaries, Wages, and Benefits	296,353	—	—	—	—	—	—	—	—	—	296,353
Purchased Transportation	2,125	—	(30,818)	—	—	—	—	—	—	—	(28,693)
Operating Taxes and Licensing	229,109	—	—	—	—	—	59,535	—	(14,827)	—	273,817
Claims and Insurance	169,178	—	—	—	—	—	21,686	—	5,276	—	196,140
Rents	19,654	—	—	—	—	—	—	—	—	—	19,654
Depreciation	(14,290)	—	—	—	73	—	—	—	—	—	(14,217)
Amortization	—	—	—	—	—	—	—	—	—	—	—
Other G&A Expense	874,377	—	10,157	—	250	—	—	—	—	—	884,784
(Gain)/Loss on Sales of Assets	(6,962,108)	—	18,453	—	—	—	(1,775,780)	—	—	—	(8,719,435)

Total Operating Expenses	(4,348,328)	—	12,090	—	323	26	(1,694,559)	—	(9,551)	—	(6,039,999)

Operating Income (Loss)	4,348,328	—	(12,090)	—	(323)	(26)	1,694,559	—	9,551	—	6,039,999
Other Interest Expense	(34)	—	—	—	—	—	—	—	—	—	(34)

Interest Expense	(34)	—	—	—	—	—	—	—	—	—	(34)
Temporary Investment Interest	18,673	—	—	—	—	—	17,874	—	5,911	—	42,458
Other Interest Income	240,696	—	—	—	—	—	—	—	—	—	240,696

Interest Income	259,369	—	—	—	—	—	17,874	—	5,911	—	283,154
Debt Expense	(100,000)	—	—	—	—	—	—	—	—	—	(100,000)
Other Miscellaneous, Net	(117,518)	—	—	—	—	—	—	—	—	—	(117,518)

Income (Loss) Before Taxes	4,390,145	—	(12,090)	—	(323)	(26)	1,712,433	—	15,462	—	6,105,601
Federal Income Tax Current	—	—	—	—	(4)	—	—	—	—	—	(4)
Federal Income Tax Deferred	—	—	—	—	—	—	—	—	—	—	—
State Income Tax Current	—	—	—	—	—	—	—	—	—	—	—
Foreign Income Tax Current	—	—	—	—	—	—	—	—	—	—	—

Income Taxes	—	—	—	—	(4)	—	—	—	—	—	(4)

Net Income	$4,390,145	$—	$(12,090)	$—	$(319)	$(26)	$1,712,433	$—	$15,462	$—	$6,105,605